CONTACTS
From: Anthony J. DeFazio	For: Todd Jensen
DeFazio Communications, LLC	American Realty Capital Healthcare Trust, Inc.
tony@defaziocommunications.com	tjensen@arlcap.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

American Realty Capital Healthcare Trust Acquires Medical Office Building

New York, NY, January 3, 2012 – American Realty Capital Healthcare Trust, Inc. (“ARC Healthcare” or the “Company”) announced that on December 29, 2011, the Company closed its acquisition of a fee simple interest in a medical office building located in Willingboro, New Jersey, for a purchase price of approximately $3.3 million, exclusive of closing costs. The acquisition increases the total size of ARC Healthcare’s portfolio to approximately $164.5 million comprised of 12 properties.

The one story, 11,000 square foot building is 100% leased to The Cooper Health System, a New Jersey not-for-profit corporation.  The lease commenced in April 2010 and has a 10-year term expiring in April 2020.

American Realty Capital Healthcare Trust, Inc. is a publicly registered, non-traded real estate investment program.

To arrange interviews with executives of American Realty Capital Healthcare Trust, Inc. please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.